Exhibit 99.1

              SureWest Declares Quarterly Cash Dividend

    ROSEVILLE, Calif.--(BUSINESS WIRE)--Jan. 26, 2005--SureWest (Nasdaq:SURW) announced that its board of directors declared a regular, quarterly cash dividend of $0.25 per share, payable March 15, 2005, to shareholders of record at the close of business on February 28, 2005. This is the company's 206th consecutive quarterly dividend. SureWest has approximately 11,000 shareowners holding about 14.6 million total shares outstanding.


                   Amount        Payable Date        Record Date
----------------------------------------------------------------------
Regular Cash       $0.25         03-15-2005          02-28-2005
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    About SureWest

    With 90 years in Northern California, SureWest and its family of companies represent an integrated network of highly reliable advanced communications products and services. SureWest provides digital TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories with the highest standards of customer care. For more information, visit the SureWest web site at www.surewest.com.

    CONTACT: SureWest
             Tim Quast, 916-786-1799
             t.quast@surewest.com